---------------------------------------------




                               OHIO EDISON COMPANY

                                      WITH

                              THE BANK OF NEW YORK,
                                   As Trustee


                                 ---------------


                          SIXTH SUPPLEMENTAL INDENTURE


                        Providing among other things for

                             GENERAL MORTGAGE BONDS

                        Pledge Series A of 2003 due 2015


                                 ---------------


                          Dated as of February 1, 2003




                  ---------------------------------------------

         SUPPLEMENTAL INDENTURE, dated as of February 1, 2003 between OHIO EDISON COMPANY, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the "Company"), party of the first part, and THE BANK OF NEW YORK, a corporation organized and existing under the laws of the State of New York, as Trustee under the Indenture hereinafter referred to, party of the second part.

         WHEREAS, the Company has heretofore executed and delivered to THE BANK OF NEW YORK, as Trustee (hereinafter called the "Trustee"), a certain General Mortgage Indenture and Deed of Trust, dated as of January 1, 1998 (the "Original Indenture"), to secure bonds of the Company, issued and to be issued in series, from time to time, in the manner and subject to the conditions set forth in the Original Indenture, which Original Indenture, as heretofore supplemented is hereinafter referred to as the "Indenture";

         WHEREAS, the Company has heretofore entered into an Air Quality Facilities Loan Agreement dated as of April 15, 1981 (the "Loan Agreement"), with the Ohio Air Quality Development Authority (the "Authority") pursuant to which the Authority issued $50,000,000 aggregate principal amount of Air Quality Facilities Revenue Refunding Bonds 1988 Series A (Ohio Edison Company Project) (the "Authority Bonds") under the Indenture of Trust, dated as of January 1, 1988 (the "Authority Indenture"), between the Authority and J.P. Morgan Trust Company, National Association, as successor trustee (the "Authority Trustee"), in order to provide funds to loan to the Company for the purpose of refunding certain bonds of the Authority issued to assist the Company in the financing of the cost of certain air quality facilities;

         WHEREAS, in conjunction with the remarketing of the Authority Bonds, the Company has entered into an Insurance Agreement (the "Insurance Agreement"), dated as of February 3, 2003, between the Company and Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation (the "Insurer"), under which the Insurer has agreed to issue a financial guarantee insurance policy (the "Bond Policy") and a surety bond (together with the Bond Policy, the "Policies") in favor of the holders of the Authority Bonds and the Company has agreed to deliver to the Insurer a series of bonds issued by the Company under its General Mortgage Indenture and Deed of Trust, dated as of January 1, 1998, as supplemented, to The Bank of New York, as Trustee, as security for the Insurer's payment of the amounts due under the Policies;

         WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create a new series of bonds under the Indenture consisting of $50,000,000 in principal amount, to be designated as "Mortgage Bonds, Pledge Series A of 2003 due 2015" (hereinafter sometimes referred to as the "bonds of the 2003 Pledge Series"), which shall bear interest at the rate per annum set forth in, shall be subject to certain redemption rights and obligations set forth in, and will otherwise be in the form and have the terms and provisions provided for in this Supplemental Indenture and set forth in the form of such bonds below; and

         WHEREAS, the definitive registered bonds without coupons of the 2003 Pledge Series and the Trustee's certificate of authentication to be borne by such bonds are to be substantially in the following form:

                      [FORM OF BOND OF 2003 PLEDGE SERIES]

                                     [FACE]



This Bond is not transferable except to a successor to Ambac Assurance Corporation under the Insurance Agreement, dated as of February 3, 2003, between the Company and Ambac Assurance Corporation, or in compliance with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company.


                               OHIO EDISON COMPANY

                 MORTGAGE BOND, PLEDGE SERIES A OF 2003 DUE 2015

                              DUE FEBRUARY 1, 2015


No. R-                                                                  $

         OHIO EDISON COMPANY, a corporation of the State of Ohio (hereinafter called the Company), for value received, hereby promises to pay to,
_______________________________________________     or    registered    assigns,
_______________________________ Dollars at an office or agency of the Company in the Borough of Manhattan, The City of New York, New York or in the City of Akron, Ohio, on February 1, 2015, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay at said offices or agencies to the registered owner hereof, in like coin or currency, interest thereon from the Interest Payment Date (as defined herein) next preceding the date of this bond unless the date hereof is prior to the first Interest Payment Date for the bonds of this series, in which case from February 3, 2003 (the date of original issuance of the bonds of this series) (or, if this bond is dated between the Record Date (as defined herein) for any Interest Payment Date and such Interest Payment Date, then from such Interest Payment Date), at the rate from time to time borne by the Air Quality Facilities Revenue Refunding Bonds 1988 Series A (Ohio Edison Company Project) (the "Authority Bonds") issued by the Ohio Air Quality Development Authority (the "Authority") under the Trust Indenture, dated as of January 1, 1988, as amended and supplemented by the First Supplemental Trust Indenture, dated as of February 1, 2003 (as so amended and supplemented, the "Authority Indenture"), between the Authority and J.P. Morgan Trust Company, National Association, as successor trustee (the "Authority Trustee"); provided, however, that in no event shall the rate of interest borne by the Bonds of this series exceed 14% per annum. Payments of principal of and interest on this bond shall be made at an office or agency of the Company in the Borough of Manhattan, The City of New York, New York or in the City of Akron, Ohio.

         The interest so payable on any Interest Payment Date will, subject to certain exceptions in the Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the Record Date. As used herein, "Interest Payment Date" and "Record Date" shall mean an Interest Payment Date and Record Date, respectively, as defined in the Authority Bonds.

         The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         This bond shall not become obligatory until The Bank of New York, the Trustee under the Indenture referred to on the reverse hereof, or its successor thereunder, shall have authenticated the form of certificate endorsed hereon.



                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, Ohio Edison Company has caused this bond to be signed in its name by its President or a Vice President, by his signature or a facsimile thereof, and its corporate seal to be affixed or printed hereon, attested by its Corporate Secretary or an Assistant Corporate Secretary, by his signature or a facsimile thereof.


                                         OHIO EDISON COMPANY,


                                         By _________________________
                                              NAME:   RICHARD H. MARSH
                                              TITLE:  Senior Vice President and
                                                      Chief Financial Officer


Attest:


--------------------------------------
NAME:  EDWARD J. UDOVICH
TITLE:  Assistant Corporate Secretary


                 [FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE]


                      TRUSTEE'S AUTHENTICATION CERTIFICATE

         This is one of the bonds of the series designated therein referred to in the within-mentioned Indenture.


Dated:

                                          THE BANK OF NEW YORK,
                                                    as Trustee,


                                          By_________________________
                                              Authorized Signatory

                      [FORM OF BOND OF 2003 PLEDGE SERIES]

                                    [REVERSE]

                               OHIO EDISON COMPANY

                 MORTGAGE BOND, PLEDGE SERIES A OF 2003 DUE 2015

         This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its Mortgage Bonds of the series designated in its title, all issued and to be issued under and equally secured (except as to any money, obligations or other instruments, or earnings thereon, deposited with the Trustee or sinking fund established in accordance with the provisions of the Indenture hereinafter mentioned for the bonds of any particular series) by a General Mortgage Indenture and Deed of Trust, dated as of January 1, 1998, executed by the Company to The Bank of New York, as Trustee, as supplemented by indentures supplemental thereto, to which Indenture as so supplemented (herein referred to as the "Indenture") reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.

         The bonds of this series are issued and to be issued in order to provide security to Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation (the "Insurer"), in connection with its issuance of a financial guaranty insurance policy (the "Bond Policy") and a surety bond (together with the Bond Policy, the "Policies") in favor of the holders of the Authority Bonds pursuant to the Insurance Agreement (the "Insurance Agreement") dated as of February 3, 2003 between the Insurer and the Company in connection with the remarketing of the Authority Bonds on or about February 3, 2003. In order to provide monies to fund a loan made by the Authority to the Company pursuant to an Air Quality Facilities Loan Agreement dated as of April 15, 1981 between the Authority and the Company (the "Loan Agreement"), the Authority issued the Authority Bonds under and pursuant to the Authority Indenture.
Payments made by the Company of principal and interest on the bonds of this series are intended to be sufficient to reimburse the Insurer for any payments of principal and interest made by the Insurer on the Authority Bonds pursuant to the Policies.

         The bonds of this series are not transferable except (i) as required to effect an assignment to a successor of the Insurer under the Insurance Agreement or (ii) in compliance with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company.

         The Company's obligation to make payments with respect to the principal of and/or interest on the bonds of this series shall be fully or partially satisfied and discharged to the extent that, at the time any such payment shall be due, the corresponding amount then due of principal of and/or interest on the Authority Bonds shall have been fully or partially paid (other than by the application of the proceeds of any payment by the Insurer under the Policies), as the case may be, or there shall have been deposited with the Authority

Trustee pursuant to the Authority Indenture trust funds sufficient under such indenture to fully or partially pay, as the case may be, the corresponding amount then due of principal of and/or interest on the Authority Bonds (other than by the application of the proceeds of any payment by the Insurer under the Policies). Notwithstanding anything contained herein or in the Indenture to the contrary, the Company shall be obligated to make payments with respect to the principal of and/or interest on the bonds of this series only to the extent that the Insurer has made a payment with respect to the Authority Bonds under the Policies.

         Upon payment of the principal of and interest due on the Authority Bonds, whether at maturity or prior to maturity by acceleration, redemption or otherwise, or upon provision for the payment thereof having been made in accordance with the Authority Indenture (other than by the application of the proceeds of any payment by the Insurer under the Policies), the bonds of this series in a principal amount equal to the principal amount of Authority Bonds so paid or for which such provision for payment has been made shall be deemed fully paid, satisfied and discharged and the obligations of the Company thereunder shall be terminated and such bonds of this series shall be surrendered to and canceled by the Trustee. From and after the Release Date (as defined in the Insurance Agreement), the bonds of this series shall be deemed fully paid, satisfied and discharged and the obligation of the Company thereunder shall be terminated. On the Release Date, the bonds of this series shall be surrendered to and canceled by the Trustee.

         The bonds of this series are subject to mandatory redemption, in whole or in part, as the case may be, on each date that Authority Bonds are to be redeemed. The principal amount of the Bonds of this series to be redeemed on any such date shall be equal to the principal amount of Authority Bonds called for redemption on that date. All redemptions of bonds of this series shall be at 100% of the principal amount thereof, plus accrued interest to the redemption date.

         The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the occurrence of an Event of Default as in the Indenture provided.

         No recourse shall be had for the payment of the principal of or premium, or interest if any, on this bond, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation, either directly or through the Company or a predecessor or successor corporation, whether by virtue of any Constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability of incorporators, stockholders, officers and directors being released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

         The bonds of this series are issuable only as registered bonds without coupons in denominations of $1,000 and authorized multiples thereof. This bond, subject to the limitations with regard thereto in the Authority Indenture and herein, is transferable as prescribed in the Indenture by the registered owner hereof, in person or by attorney duly authorized, at an office or agency of the Company, in the Borough of Manhattan, The City of New York, New York or in the City of Akron, Ohio, upon surrender and cancellation of this bond and thereupon a new registered bond or bonds of the same series for a like principal amount, in authorized denominations, will be issued to the transferee in exchange therefor, as provided in the Indenture, and upon payment, if the Company shall require it, of the transfer charges therein prescribed. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes. Bonds of this series shall be exchangeable at said offices or agencies of the Company for registered bonds of other authorized denominations having the same aggregate principal amount, in the manner and upon the conditions prescribed in the Indenture.


                   [END OF FORM OF BOND OF 2003 PLEDGE SERIES]

and

         WHEREAS, all things necessary to make the bonds of the 2003 Pledge Series, when authenticated by the Trustee and issued as in the Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Indenture, have been done and performed, and the creation, execution and delivery of this Supplemental Indenture has in all respects been duly authorized; and

         WHEREAS, the Company deems it advisable to enter into this Supplemental Indenture for the purposes of describing the bonds of the 2003 Pledge Series and establishing the form, terms and provisions thereof, as provided and contemplated by sections 2.01(a) and 3.01(b) of the Indenture, and the Company has requested and hereby requests the Trustee to join in the execution of this Supplemental Indenture;

         NOW, THEREFORE, IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the Company and the Trustee, that all such bonds of the 2003 Pledge Series are to be issued, authenticated and delivered, subject to this Supplemental Indenture, and to the further covenants, conditions, uses and trusts in the Indenture set forth, and the parties hereto mutually agree as follows:

         SECTION 1. Bonds of the 2003 Pledge Series shall mature on the date set forth in the form of bond hereinbefore set forth and, subject to the provisions of said form, shall bear interest at the rate from time to time borne by the Authority Bonds; provided, however, that in no event shall the rate of interest borne by any bonds of the 2003 Pledge Series exceed 14% per annum. Such interest shall be payable as set forth in said form of bond of the 2003 Pledge Series, and such bonds of said series shall be designated as hereinbefore in the fourth Whereas clause set forth. Both principal of and interest on said bonds shall be payable, to the extent specified in the form of bond hereinabove set forth, in any coin or currency of the United States of America which at the time of payment is a coin or currency in which the Authority Bonds are payable and is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York or in the City of Akron, Ohio. Definitive bonds of said series may be issued, originally or otherwise, only as registered bonds without coupons; and they and the Trustee's certificate of authentication shall be substantially in the form hereinbefore recited.

         Definitive bonds of the 2003 Pledge Series may be issued, originally or otherwise, only as registered bonds, substantially in the form of bond hereinabove recited, and in denominations of $1,000 and authorized multiples thereof. Delivery of a bond of the 2003 Pledge Series to the Trustee for authentication shall be conclusive evidence that the multiple thereof and its serial number has been duly approved by the Company.

         The bonds of the 2003 Pledge Series shall be redeemable as provided in the form of bond hereinabove set forth, and such provisions are incorporated at this place as though set forth in their entirety.

         Except as provided in this Section 1, bonds of the 2003 Pledge Series shall be dated and bear interest as provided in Section 3.03 of the Indenture; provided, however, that, notwithstanding any provision of said Section 3.03, so long as there is no existing default in the payment of interest on said bonds, any bond of the 2003 Pledge Series authenticated by the Trustee between an Interest Payment Date (as defined in the form of bond hereinabove set forth) for bonds of such series and the Record Date (as defined in the form of the Bond hereinabove set forth) for such Interest Payment Date shall bear interest from such Interest Payment Date and the holder of any such bond shall not be entitled to payment of interest on such Interest Payment Date and shall have no claim against the Company with respect thereto.

         Bonds of the 2003 Pledge Series may be transferred by the registered owners thereof, in person or by attorney duly authorized, at an office or agency of the Company in the Borough of Manhattan, The City of New York, New York or in the City of Akron, Ohio, but only in the manner and upon the conditions prescribed in the Indenture and in the form of bond of such series hereinabove recited.

         The person in whose name any bond of the 2003 Pledge Series is registered at the close of business on any Record Date for such series with respect to any Interest Payment Date for such series shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such registered bond upon any transfer or exchange thereof subsequent to the Record Date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the person in whose name such bond (or any bond or bonds issued, directly or after intermediate transactions, upon transfer or exchange or in substitution thereof) is registered on a subsequent record date for such payment established as provided in Section 3.07 of the Indenture.

         Notices and demands to or upon the Company in respect of the bonds of the 2003 Pledge Series, this Supplemental Indenture and the Indenture may be served at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York and in the City of Akron, Ohio.

         SECTION 2. As more fully set forth in the respective form thereof hereinabove recited, the Company's obligation to make payments with respect to the principal of and/or interest on any bond of the 2003 Pledge Series shall be fully or partially satisfied and discharged to the extent that, at the time any such payment shall be due, the corresponding amount then due of principal of and/or interest then due on the Authority Bond shall have been fully or partially paid (other than by the application of the proceeds of any payment by the Insurer under the Policies), as the case may be, or there shall have been deposited with the Authority Trustee pursuant to the Authority Indenture trust funds sufficient under such indenture to fully or partially pay, as the case may be, the corresponding amount then due of principal of and/or interest on the Authority Bonds (other than by the application of the proceeds of any payment by the Insurer under the Policies). Notwithstanding anything contained herein or in the Indenture to the contrary, the Company shall be obligated to make payments with respect to the principal of and/or interest on the bonds of the 2003 Pledge Series only to the extent that the Insurer has made a payment with respect to the Authority Bonds under the Policies.

         Upon payment of the principal of and interest due on the Authority Bonds, whether at maturity or prior to maturity by acceleration, redemption or otherwise, or upon provision for the payment thereof having been made in accordance with the Authority Indenture (other than by the application of the proceeds of any payment by the Insurer under the Policies), bonds of the 2003 Pledge Series in a principal amount equal to the principal amount of the Authority Bonds so paid or for which such provision for payment has been made shall be deemed fully paid, satisfied and discharged and the obligations of the Company thereunder shall be terminated and such bonds of the 2003 Pledge Series shall be surrendered to and cancelled by the Trustee. From and after the date on which the Release Test (as defined in the Insurance Agreement) is satisfied (the "Release Date"), the bonds of the 2003 Pledge Series shall be deemed fully paid, satisfied and discharged and the obligation of the Company thereunder shall be terminated. On the Release Date, the bonds of the 2003 Pledge Series shall be surrendered to and canceled by the Trustee.

         The Trustee may conclusively presume that the obligation of the Company to pay the principal of, and interest, if any on the bonds of the 2003 Pledge Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received written notice from the Insurer, signed by an authorized officer thereof, stating that the Insurer is exercising its rights under the Insurance Agreement with respect to the bonds of the 2003 Pledge Series.

         SECTION 3. Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture; the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals herein or in the respective bonds (except the Trustee's authentication certificate), all of which are made by the Company solely; and this Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture, as fully to all intents and purposes as if the terms and conditions of the Indenture were herein set forth at length.

         SECTION 4. The principal amount of bonds of 2003 Pledge Series which may be authenticated and delivered hereunder is limited to the aggregate principal amount of Fifty Million Dollars ($50,000,000).

         Bonds of the 2003 Pledge Series in the aggregate principal amount of Fifty Million Dollars ($50,000,000) may at any time subsequent to the execution hereof be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the recording hereof) pursuant to a Company Order referred to in Section 4.01 of the Indenture and upon receipt by the Trustee of the opinions and other documents required by Sections 4.01 and 4.02 of the Indenture.

         SECTION 5. The consideration for the bonds of the 2003 Pledge Series shall be the issuance by the Insurer of the Policies pursuant to the Insurance Agreement.

         SECTION 6. As supplemented by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture as herein defined, and this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Indenture.

         SECTION 7. Nothing in this Supplemental Indenture contained shall or shall be construed to confer upon any person other than a Holder of bonds issued under the Indenture and this Supplemental Indenture, the Company and the Trustee any right or interest to avail himself of any benefit under any provision of the Indenture or of this Supplemental Indenture.

         SECTION 8. This Supplemental Indenture may be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, OHIO EDISON COMPANY, party of the first part hereto, and THE BANK OF NEW YORK, party of the second part hereto, have caused these presents to be executed in their respective names by their respective Presidents or one of their Vice Presidents or Assistant Vice Presidents and their respective seals to be hereunto affixed and attested by their respective Corporate Secretaries or one of their Assistant Corporate Secretaries or Assistant Treasurers, all as of the day and year first above written.


                                          Ohio Edison Company


                                          By:
                                             ----------------------------------
                                                 Richard H. Marsh,
                                                 Senior Vice President
                                                 and Chief Financial Officer




 [Seal]


Attest:
       --------------------------------------
         Edward J. Udovich
         Assistant Corporate Secretary

Signed, Sealed and Acknowledged on behalf of

OHIO EDISON COMPANY in the presence of:


-----------------------------
Name: Julie A. Phillips


-----------------------------
Name: Amit D. Patel

                                          THE BANK OF NEW YORK,
                                               as Trustee



                                          By:
                                             ----------------------------------
                                          Name:  Patricia Gallagher
                                          Title: Vice President


 [Seal]



Attest:
       --------------------------------------------
Name:  Margaret Ciesmelewski
Title: Vice President



Signed, Sealed and Acknowledged on behalf of

THE BANK OF NEW YORK in the presence of:

-----------------------------
Name:  Barbara Bevelaqua

-----------------------------
Name:  James Logan

STATE OF OHIO              )
                           )  ss.:
COUNTY OF SUMMIT           )

         On the 3rd day of February in the year 2003 before me, the undersigned, personally appeared Richard H. Marsh and Edward J. Udovich, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacity, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.


                                          --------------------------------------
                                          Susie M. Hoisten
                                          Notary Public
                                          Residence Summit County
                                          Statewide Jurisdiction Ohio
                                          My commission expires December 9, 2006

[SEAL]

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )

On the 3rd day of February in the year 2003 before me, the undersigned, personally appeared Patricia Gallagher and Margaret Ciesmelewski, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacity, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.





                                          --------------------------------
                                          William J. Cassels
                                          Notary Public, State of New York
                                          No. 01CA5027729
                                          Qualified in Bronx County
                                          Commission Expires May 18, 2006

[SEAL]

         The Bank of New York hereby certifies that its precise name and address as Trustee hereunder are:

         The Bank of New York

         101 Barclay Street

         City, County and State of New York 10286



                                          THE BANK OF NEW YORK





                                          By:
                                             ----------------------------------
                                             Name: Patricia Gallagher
                                             Title: Vice President



This instrument was prepared by FirstEnergy Corp.